Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-189711, 333-189712, 333-189716, 333-196054, 333-203912 and 333-211117 on Form S-8 of our reports dated November 29, 2016, relating to the consolidated financial statements and financial statement schedule of Mallinckrodt plc, and the effectiveness of Mallinckrodt plc’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Mallinckrodt plc for the fiscal year ended September 30, 2016.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 29, 2016